Dominick Davi, CPA
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Certified Public Accountant

22 West 83rd Street, #A, New York, NY  10024
212-799-7214

                                                   June 13, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

I have read Item 4(a) included in the Amended Form 8-K dated June 13, 2003 of Skyway Communication Holdings Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                 Very truly yours,


                                                /s/  Dominick Davi
                                                DOMINICK DAVI, CPA